Exhibit 4.10

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture (this “Supplemental Indenture”), dated as of August 7, 2025, among Paramount Global, a Delaware corporation (the “Issuer”), Paramount Skydance Corporation (formerly known as New Pluto Global, Inc.), a Delaware corporation and the parent, which occurred upon the closing of the Transactions (as defined below), of the Issuer (the “Guarantor”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer (formerly known as ViacomCBS Inc.) has heretofore executed and delivered to the Trustee an Indenture, dated as of March 27, 2020, between the Issuer and the Trustee (the “Base Indenture”), providing for the issuance of an unlimited aggregate principal amount of Securities;

WHEREAS, (i) the 4.95% Senior Notes due 2031, (ii) the 4.20% Senior Notes due 2032, (iii) the 4.95% Senior Notes due 2050 (together with the 4.95% Senior Notes due 2031 and the 4.20% Senior Notes due 2032, the “Senior Securities”) and (iv) the 6.375% Junior Subordinated Debentures due 2062 (together with the Senior Securities, collectively, the “Debt Securities”) were each issued under the Indenture (as defined below);

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a supplemental indenture, dated as of August 7, 2025, between the Issuer and the Trustee (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), to add to the covenants of the Issuer for the sole benefit of the Holders of the Debt Securities and not any other Holder of any other series of Securities issued under the Indenture (the “Debt Securities Holders”) by including a covenant to provide a guarantee of all such Debt Securities;

WHEREAS, the transactions contemplated by the transaction agreement, dated as of July 7, 2024, among the Issuer, the Guarantor and the other parties thereto (the “Transactions”) were consummated on August 7, 2025, pursuant to which the Issuer became a direct subsidiary of the Guarantor;

WHEREAS, the Guarantor agrees to fully and unconditionally guarantee all of the Issuer’s obligations under the Indenture pursuant to and in accordance with the covenant set forth in the First Supplemental Indenture;

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of Securities; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Debt Securities Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture, as amended hereby.

(2) Relationship with Indenture. The terms and provisions contained in the Indenture will constitute, and are hereby expressly made, a part of this Supplemental Indenture. However, to the extent any provision of the Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture will govern and be controlling.

(3) Guarantee.

(a) The Guarantor hereby fully and unconditionally guarantees (i) on an unsecured, unsubordinated basis, to the Holders from time to time of the Senior Securities and (ii) on an unsecured, junior subordinated basis on the same terms and to the same extent as set forth in Article Sixteen of the Indenture (substituting the Guarantor for the Issuer), mutatis mutandis, to the Holders from time to time of the 6.375% Junior Subordinated Debentures due 2062, the due and punctual payment of all of the obligations of the Issuer under the Indenture, including the due and punctual payment of the principal of, premium, if any, on and interest, if any, on (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of the Debt Securities) the Debt Securities, when and as the same shall become due and payable, whether at Stated Maturity (as defined in the Indenture), upon redemption, upon acceleration, upon tender for repayment at the option of any Debt Securities Holder or otherwise, according to the terms of the Debt Securities and as set forth in the Indenture (as amended, modified or otherwise supplemented from time to time with applicability to the Debt Securities) and in each case of clause (i) and (ii) to the Trustee, the due and punctual payment of all of the obligations of the Issuer under the Indenture owed to the Trustee. The obligations set forth above are referred to herein as the “Guarantor Obligations.”

(b) The Guarantor further agrees that the guarantee provided pursuant to this Supplemental Indenture (the “Guarantee”) constitutes a guarantee of payment when due (and not a guarantee of collection).

(c) The Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed in accordance with the terms of the Indenture, in whole or in part, without notice or further assent from it, and that it will remain bound under this Supplemental Indenture notwithstanding any extension or renewal of any Guarantor Obligation in accordance with the terms of the Indenture.

(d) In furtherance of the foregoing and not in limitation of any other right which any Debt Securities Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Debt Securities Holder, or the Trustee on behalf of the Debt Securities Holder, an amount equal to the unpaid amount of the Guarantor Obligations then due and owing (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or the Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

(e) The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Debt Securities Holders and the Trustee, on the other hand, (i) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (ii) in the event of any such declaration of acceleration of the Guarantor Obligations, the Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Supplemental Indenture.

(f) The Guarantor hereby waives any right of set off which the Guarantor may have against any Debt Securities Holder in respect of any amounts which are or may become payable by such Debt Securities Holder to the Issuer.

(g) If any Debt Securities Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Guarantor, any amount paid in respect of any Guarantor Obligations prior to the release of the Guarantee in accordance with Section 5 hereof either to the Trustee or such Debt Securities Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated solely with respect to any such amount paid prior to the release of the Guarantee in accordance with Section 5 hereof.

(4) Guarantee Absolute.

(a) The Guarantor guarantees that the Guarantor Obligations will be paid strictly in accordance with the terms of the Indenture and the Debt Securities, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Debt Securities Holders with respect thereto. The liability of the Guarantor under this Supplemental Indenture shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Indenture, the Debt Securities or any other agreement or instrument relating thereto; or (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guarantor Obligations, or any other amendment or waiver of or any consent to departure from the Indenture or any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Issuer or a guarantor (other than a defense of payment in full and other than as set forth in Section 5 hereof).

(b) The obligation of the Guarantor to make any payment hereunder may be satisfied by causing the Issuer to make such payment.

(c) Without limiting the generality of the foregoing, the Guarantor Obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by (i) the failure of the Trustee or any Debt Securities Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person (as defined in the Indenture) under the Indenture, the Debt Securities or any other agreement or otherwise relating thereto; (ii) the failure of the Trustee or any Debt Securities Holder to exercise any right or remedy against any other guarantor; (iii) any change in the ownership of the Issuer; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (v) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

(5) Termination; Limitation.

(a) The Guarantee shall remain in full force and effect until the earlier to occur of (i) the payment in full of all the Guarantor Obligations or (ii) the Guarantor being released from the Guarantee in compliance with Section 5(b) hereof.

(b) Unless earlier terminated and released pursuant to Section 5(a)(i) hereof, the Guarantee shall automatically, irrevocably and unconditionally terminate and be discharged and of no further force or effect, and the Guarantor shall automatically, irrevocably and unconditionally be released from all of its obligations under this Supplemental Indenture, without any action from the Trustee, any Debt Securities Holder or any other Person (as defined in the Indenture), upon (i) the consummation of a legal defeasance or covenant defeasance relating to the Debt Securities pursuant to Article Fourteen of the Indenture or the satisfaction and discharge pursuant to Article Four of the Indenture or (ii) otherwise in accordance with the provisions of the Indenture. The Trustee and each Debt Securities Holder shall be deemed to consent to such termination and release, without any action on the part of the Trustee, any Debt Securities Holder or any other Person (as defined in the Indenture).

(c) Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the obligations of the Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor, not render the Guarantor’s obligations under this Supplemental Indenture subject to avoidance under applicable law as a fraudulent conveyance, fraudulent transfer or unjust preference, including provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law or provincial law to comply with corporate benefit, financial assistance and other laws.

(6) Waiver; Subrogation.

(a) The Guarantor hereby waives, to the fullest extent permitted by applicable law, (i) notice of acceptance of this Supplemental Indenture, diligence, presentment, demand of payment, filing of claims with a court in the event of bankruptcy of the Issuer, any right to require a proceeding filed first against the Issuer, protest or notice with respect to the Debt Securities or the indebtedness evidenced thereby and all demands whatsoever and covenants that this Supplemental Indenture shall not be discharged except by complete performance of the obligations contained in the Indenture, as described in Section 401 of the Indenture, and the Debt Securities, or pursuant to Section 5 hereof and (ii) all defenses or benefits that may be afforded by applicable law limiting the liability of or exonerating it as a surety.

(b) The Guarantor shall be subrogated to all rights of the Debt Securities Holders against the Issuer in respect of any amounts paid to such Debt Securities Holders by the Guarantor pursuant to the provisions of this Supplemental Indenture; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of, or based upon, such right of subrogation until all Guarantor Obligations shall have been paid in full.

(7) No Waiver; Remedies. No failure on the part of the Trustee or any Debt Securities Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(8) Transfer of Interest. This Supplemental Indenture shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by any Debt Securities Holder, the Trustee, and by their respective successors, transferees and assigns pursuant to the terms hereof. This Supplemental Indenture shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any other Person (as defined in the Indenture).

(9) Benefits Acknowledged. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the Guarantee and waivers made by it pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.

(10) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or the Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantor under the Debt Securities, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

(11) Governing Law; Waiver of Jury Trial. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND EACH OF THE PARTIES HERETO (AND EACH DEBT SECURITIES HOLDER) HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES HERETO (AND EACH DEBT SECURITIES HOLDER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(12) Counterparts. This Supplemental Indenture may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(13) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(14) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantor.

(15) Successors. All agreements of the Issuer and the Guarantor in this Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(16) Separability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

(17) Notices, Etc., to the Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or act of Debt Securities Holders or other document provided or permitted by this Supplemental Indenture to be made upon, given or furnished to, or filed with, the Guarantor by any agent or by any Debt Securities Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to the address last furnished in writing to the Trustee by the Guarantor, or, if no such address has been furnished, to:

Paramount Skydance Corporation

1515 Broadway, New York, NY 10036

Attention: Treasurer, with a copy to the General Counsel

With copies to:

Latham & Watkins LLP

1271 Avenue of the Americas, New York, NY 10020

Attention: Benjamin Cohen

Email: Benjamin.Cohen@lw.com

Paramount Global

1515 Broadway, New York, NY 10036

Attention: Treasurer, with a copy to the General Counsel

(18) Rights of the Trustee. In acting hereunder, the Trustee shall have and be protected by all of the rights, powers, immunities, indemnities and other protections granted to it under the Indenture, all of which are incorporated herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Paramount Global, as Issuer

By:	/s/ Andrew Warren
Name:	Andrew Warren
Title:	President

Paramount Skydance Corporation, as Guarantor

By:	/s/ David Ellison
Name:	David Ellison
Title:	Chief Executive Officer

Deutsche Bank Trust Company Americas, as Trustee

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

By:	Chris Niesz
Name: Chris Niesz
Title: Director